Exhibit 23.2



/Letterhead/






	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 22, 2008, with respect to the consolidated financial statements included in the filing of the Post Effective Amendment No. 2 to Form SB-2 on Form S-1 of BioForce Nanosciences Holdings, Inc. for the fiscal year ended December 31, 2007.


/S/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah 84010
September 9, 2008